UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022 (July 18, 2022)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On July 18, 2022, CytoDyn Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Surety Bond Backstop Agreement (the “Backstop Agreement”) previously entered into by the Company with David Fairbank Welch, both individually and in his capacity as trustee of a revocable trust, LRFA, LLC, a Delaware limited liability company, and certain other related parties (collectively, the “Indemnitors”), effective February 14, 2022. As previously reported in the Company’s Current Report on Form 8-K filed on February 18, 2022, the Indemnitors agreed to assist the Company in obtaining a surety bond (the “Surety Bond”) for posting in connection with the Company’s ongoing litigation with Amarex Clinical Research, LLC, by, among other things, agreeing to indemnify the issuer of the Surety Bond with respect to the Company’s obligations under the Surety Bond. As consideration for the Indemnitors’ agreement to indemnify the Surety, the Backstop Agreement provided, among other things, that the Company would issue to 4-Good Ventures LLC, an affiliate of the Indemnitors (“4-Good”), (i) a warrant for the purchase of 15,000,000 shares of common stock as a backstop fee (the “Initial Warrant”) and (ii) a warrant for the purchase of an additional 15,000,000 shares, to be exercisable only if the Indemnitors were required to make a payment to the Surety (the “Make-Whole Warrant” and, together with the Initial Warrant, the “4-Good Warrants”).

Under the Amendment, (i) the obligation of the Indemnitors to indemnify the Surety was extended from August 13, 2022 to November 15, 2022, (ii) the exercise price of each of the 4-Good Warrants was reduced from $0.30 to $0.20 per share, (iii) the Make-Whole Warrant was amended to be fully exercisable immediately, (iv) the deadline for the Company to use its commercially reasonable efforts to file a Registration Statement on Form S-3 with the Securities and Exchange Commission to register for resale the shares underlying the 4-Good Warrants was extended to December 31, 2022, (v) the Indemnitors and 4-Good agreed to waive the requirement that the Company reserve for issuance the 15,000,000 shares subject to the Make-Whole Warrant until such time as the Company’s stockholders approve an increase in the Company’s authorized shares of common stock, and (vi) upon the exercise in full of the 4-Good Warrants, the Company agreed to take reasonable steps to cause the Indemnitors to be released from their indemnity obligations to the Surety, if any, by an amount equal to the exercise proceeds. Following the acceleration of the exercisability of the Make-Whole Warrant, Dr. Welch is deemed to beneficially own in excess of 5 percent of the Company’s outstanding shares of common stock. The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1 104

Amendment dated July 18, 2022, to Surety Bond Backstop Agreement dated February 14, 2022, among the Company and certain parties named therein

Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: July 22, 2022	By	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer